UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2025

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 Horizon Vue Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 13, 2025, CNX Resources Corporation (the “Company”) and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., as the representative of the initial purchasers named therein (the “Initial Purchasers”), with respect to a private offering (the “Notes Offering”) by the Company of $200,000,000 aggregate principal amount of 7.250% senior notes due 2032 (the “Notes”), along with the related guarantees of the Notes. The Notes Offering is expected to close on or about January 21, 2025, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and all of the Company’s current restricted subsidiaries that guarantee its obligations under its revolving credit facility and certain of its future subsidiaries (the “Guarantors”) and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Company and its affiliates, for which they received or will receive customary fees and expenses. Certain of the Initial Purchasers and/or their affiliates are lenders under the Company’s revolving credit facility and therefore may receive a portion of the net proceeds from the Notes Offering. Accordingly, any such Initial Purchasers and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent any such proceeds are used to repay the amounts outstanding thereunder.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On January 13, 2025, Company issued a press release announcing the private offering of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On January 13, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

1.1	Purchase Agreement, dated as of January 13, 2025, among CNX Resources Corporation, the subsidiary guarantors party thereto and BofA Securities, Inc., as representative of the initial purchasers named therein.

99.1	Press Release dated January 13, 2025 announcing the private offering of $200 million of additional senior notes by CNX Resources Corporation.

99.2	Press Release dated January 13, 2025 announcing the pricing of $200 million of additional senior notes by CNX Resources Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Alan K. Shepard
Name:	Alan K. Shepard
Title:	Chief Financial Officer

Dated: January 13, 2025